Exhibit 10.14

SUBLEASE AGREEMENT

BETWEEN

DELTA MIKE ENTERPRISES, LLC

AND

ARCHER

Aviation

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Lease”) is entered into this March 1, 2021 (the “Effective Date”) by and between Delta Mike Enterprises, LLC, a California limited liability company (“Lessor” or “Delta Mike”), and Archer Aviation (“Lessee”).

RECITALS:

A.       The City of Salinas, a California charter city and municipal corporation of the State of California (the “Master Lessor”) owns and operates the Salinas Municipal Airport in the City of Salinas, State of California; and

B.       The Master Lessor and Delta Mike entered into a Lease Agreement Between the City of Salinas and Delta Mike Enterprises, LLC dated December 1, 2020 (the “Master Lease”) pursuant to which Delta Mike leased a portion of the Airport (the “Master Premises”) for its own use; and

C.       Section 4.4 of the Master Lease allows Delta Mike to assign or transfer certain portions of the Master Premises to third parties in accordance with the express terms and conditions of Section 4.4; and

D.       Lessee desires to lease a portion of the Master Premises for the uses permitted and upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Article 1 DEFINITIONS AND EXHIBiTS

Section 1.1            Definitions.

The following capitalized terms have the meanings set forth in this Section 1.1 whenever used in this Agreement, unless otherwise provided:

(a)           “Additional Improvements” has the meaning given in Exhibit D.

(b)          “Airport” means the Salinas Municipal Airport in the City of Salinas, State of California.

(c)          “ASI” means Airmotive Specialties, Inc., a California corporation, that is an affiliate of Lessor.

(d)          “Base Rent” has the meaning given in Section 2.4, and includes the combined rent for the Building.

(e)          “Building” has the meaning given in Section 2.1.

(f)            “Cancellation Date” has the meaning given in Section 2.3(c).

(g)           “Cancellation Fee” has the meaning given in Section 2.3(c).

(h)           “City Code” has the meaning given in Section 3.2(b).

(i)            “Claims” has the meaning given in Section 5.1.

(j)            “Clean and in Good Condition” has the meaning given in Section 6.9.

(k)           “Commercial Property” means property that is offered for rent or lease to persons operating, or intending to operate, a place of public accommodation as defined in Section 202 of Chapter 2 of Part 2 of Title 24 of the California Code of Regulations, or afacility to which the general public is invited, at those premises and has the meaning given in Section 5.4.

(l)            “Delta Mike” means Delta Mike Enterprises, LLC, a California limited liability company, as set forth in the opening paragraph

(m)         ”Event of Default” means any material breach of this Lease

(n)          “Extended Term” or “First Extended” has the meaning given in Section 2.3(b).

(o)          “FAA” means the Federal Aviation Administration.

(p)          “Land Use Plan” has the meaning given in Section 3.2(a).

(q)          “Lease” means this Sublease Agreement, as set forth in the opening paragraph.

(r)           “Lessee” means Archer Aviation Inc., as set forth in the opening paragraph.

(s)           “Lessor” means the Delta Mike Enterprises, LLC, a California limited liability company, as set forth in the opening paragraph.

(t)           “Master Lease” means the Lease Agreement Between the City of Salinas and Delta Mike Enterprises, LLC dated December 1, 2020, as set forth in Recital B above.

(u)          “Master Lessor” means the City of Salinas, a California charter city and municipal corporation of the State of California, as set forth in the Recital A above.

(v)          “Master Premises” means that portion of the Airport that Delta Mike leased from the Master Lessor pursuant to the Master Lease, as set forth in Recital B above.

(w)         ”Original Term” has the meaning given in Section 2.3(a).

(x)           “Part 21” has the meaning given in Section 3.3(c)(1).

(y)          “Part 77” has the meaning given in Section 3.3(d) and Title 14 Aeronautics and Space, Chapter I, Subchapter E, Part 77 — Safe Efficient Use, and Preservation of the Navigable Airspace.

(z)           “Premises” means the Building and the Ramp Space leased to Lessee pursuant to Section 2.1 of this Agreement.

(aa)        “Released and Indemnified Parties” means Lessor, Master Lessor, ASI, and each of their officers, any elected and/or appointed officials, employees, agents, representatives, volunteers, and assigns and as set forth in Section 5.1.

(bb)        “Renewal Term” has the meaning given in Section 2.3(b).

(cc)         “Rules” is defined in Section 3.2(a).

Section 1.2            Exhibits.

The following exhibits are attached to this Lease and are incorporated into it by this reference; provided, however, that any conflict between an exhibit and the main body of this Lease will be construed in favor of the latter:

Exhibit A               Legal Description of the Premises

Exhibit B               Depiction of the Premises

Exhibit C               Permitted Uses of Premises

Exhibit D               Description of the Lessee Improvements

Exhibit E               Insurance Requirements

Exhibit F               Rental Schedule

Article 2 LEASE PROVISIONS

Section 2.1            Premises.

(a)          Demise of the Premises. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, approximately (i) 570 square feet of office space on the upper level on the west side of the building and the north end, (ii) 5,185 square feet of hangar space on the north East corner, and (iii) 3,000 square feet Shared ramp space for ingress and egress to the facility, located at 37 Mortensen Ave., Salinas, CA 93905 (the “Building”). The Premises is described more particularly in Exhibit A and Exhibit B. Lessee may, at its option, lease additional space outside the Premises for a generator at an additional charge.

Section 2.2            Use of the Premises.

The Premises will be used only for the purposes described in Exhibit C. The Premises may not be used for any other purpose without Lessor’s written authorization. Lessee will be responsible for fencing or partitions and all other related costs in order to establish its exclusive use of the ramp space that is part of the Premises. Lessee will have access to the main ramp area but will share the main ramp area with other tenants of the Master Premises. Lessee will not use the Premises in any way that interferes with the Master Lessor (or any other tenants’) use of the Master Premises. Lessee shall keep the main hanger doors closed at all times unless Lessee is moving equipment or aircraft in and out of the hanger.

Section 2.3            Term.

(a)          Term. Except as otherwise specifically set forth in this Section, the term of this Lease shall be for a period of two (2) years commencing on March 1, 2021 (the “Commencement Date”) and ending March 31, 2023, unless sooner terminated in the manner and under the conditions herein provided (the “Original Term”). Rent due pursuant to Section 2.4 begins upon commencement of the Original Term.

(b)         Renewal Options. Provided Lessee is not in default under this Sublease Agreement beyond any applicable notice and cure periods, Lessee may elect to renew this Sublease Agreement for up to three (3) one (1) year renewal periods (the “Extended Term” or “Extended Terms”) by giving Lessor written notice of each such election not less than three (3) months prior to the expiration of the then current term, as may have previously been extended. If Lessee elects to renew, the Extended Terms of the Sublease Agreement, except as otherwise specifically set forth herein, shall be on the same terms and conditions as set forth herein, except that there shall be no option to extend beyond the third Extended Term and Rent shall be calculated as provided in Section 2.4 of this Sublease Agreement.

(c)          Lessee Cancellation Option. Lessee shall have the right to cancel this lease Agreement any time after the last day of the twelfth (12th) month following the Commencement Date. If Lessee desires to exercise this early cancellation option, then Lessee shall provide Lessor with not less than six (6) months prior written notice.

(d)          Termination of Master Lease. This Lease shall automatically terminate without any further action of either party upon the termination of the Master Lease.

Section 2.4            Rent.

(a)           Time and Place of Payments. In the event that Lessee elects to pay rent annually, the payment will be due and payable in advance for the first year on the Effective Date and each year thereafter on the annual anniversary of the Effective Date. In the event that Lessee elects to pay on a monthly basis, the payment be due and payable in advance for the first month, prorated on the basis of a thirty (30) day month for the number of days until the first (1st) day of the following month, and thereafter on the first (1st) day of each calendar month.

Checks will be made payable to Lessor and will be delivered to:

Delta Mike Enterprises, LLC

Attn: David A. Teeters

820 Park Row, #639

Salinas, California 93901

The place and time of payment may be changed at any time by the Lessor upon thirty (30) days’ written notice to Lessee. Lessee assumes all risk of loss and responsibility for late payment charges.

(b)           Amount of Rent.

(1)             Base Rent. During the Original Term, rent shall be payable, at the option of the Lessee, in either annual or equal monthly installments.

(A)           The monthly rate for the Building and land on the Premises equals five thousand Three hundred eighty-two dollars and 90/100 ($5,382.90) per month or sixty four thousand five hundred ninety four dollars and 80/100 ($64,594.80) per annum (“Base Rent”). The Base Rent is based upon rent of (i) 570 square feet of office space at $1.00 per square foot, (ii) 5,185 square feet of hanger space at $0.85 per square foot. Lessee may, at its option, lease space outside the Premises for a generator at a rate of $0.40 per square foot.

(2)             Utilities. In addition to the Base Rent, Lessee shall pay for its prorated share of all water, gas, electricity, sewage, and any other related services supplied to the Premises. Lessee will establish phone/ethernet and trash/recycling services independent of the lease agreement. Lessor will reasonably determine the pro rata allocation of all monthly utilities to Lessee and will notify Lessee on a monthly basis with the rental invoice of Lessee’s proportionate cost, which Lessee will pay to Lessor on the first day of the month with no more than 10 days after receipt of such invoice. Lessor shall install submeters for all utility services to the Premises in order to more accurately determine Lessee’s monthly utility usage. On the Commencement Date, Lessee will pay Lessor a one-time charge of eight hundred dollars ($900.00) to reimburse Lessor for all such submeter costs incurred by Lessor. Lessor represents and warrants that there is currently 220 three phases electrical available to the Premises.

(3)            Rent Increases. Pursuant to the Rental Schedule in Exhibit F, commencing on the first anniversary of the Effective Date and on each anniversary of the Effective Date thereafter, the annual Base Rent due under this Agreement shall be increased by an amount equal three and one quarter percent (3.25%) of the annual Base Rent in effect during the immediately preceding year. If lease elects to install outside generator the rent will increase the same of 3.25% per year as in rent schedule Exhibit F.

(c)            Delinquent Rent. Rent will be considered delinquent if it is not paid within ten (10) days of the due date. The parties agree that Lessee’s failure to pay rent before it becomes delinquent will cause Lessor to suffer losses or damages, including but not limited to transactions charges, collections costs, and the loss of use of funds, which would be difficult to predict and calculate in advance. To compensate for such losses, Lessee will pay a late fee equal to ten percent (10%) of the amount of unpaid rent that is due and owing at the time the rent became delinquent, which the parties agree represents a reasonable estimate of Lessor’s damages,

Section 2.5            Security Deposit.

There will be a security deposit equal to $2500.00 two thousand five hundred dollars and 00/100 refundable at the expiration of this lease or any earlier termination pursuant to Article 6, lessee will return the Premises to Lessor in comparable or better condition and repair as it existed as of the Effective Date, normal wear and tear excepted.

Section 2.6            Taxes.

(a)          Lessee will pay all taxes (including possessory interest tax), property related fees, and assessments that may be levied upon the Premises, and any interest of Lessee therein, for the full term of this Lease. In addition, Lessee will solely pay (or reimburse Lessor) for one hundred percent (100%) of any increase in the possessory interest tax (or any other tax) on the Premises resulting from any Lessee improvement to the Premises.

(b)          Lessor agrees to waive future tax assessments levied against the Premises by the Lessor for future improvements made by Lessor to Airport Property, that are outside of Lessee’s Leased area, and if such improvements do not provide direct benefit to Lessee. The waiver of future assessments shall not be construed or extended to waiving of existing taxes or assessments, the possessory interest tax or future assessments by other government agencies.

Article 3 AIRPORT USE RESTRICTIONS

Section 3.1            Lessor’s Reservations.

(a)          Utilities. Lessor reserves the right, upon reasonable prior notice to Lessee, to install, lay, construct, maintain, repair, and operate such sanitary sewers, drains, storm water sewers, pipelines, manholes, and connections; water, oil and gas pipelines; telephone, telegraph and electric power lines; and the appliances and appurtenances necessary or convenient in connection therewith, in, over, upon, through, across, under, and along any and all portions of the Premises. No right reserved by Lessor in this Subsection shall be so exercised as to interfere unreasonably with Lessee’s permitted use or operations hereunder or to impair the security or any secured creditor of Lessee. Lessor further agrees that rights granted to third parties by reason of this clause shall contain provisions that the Premises will be restored as nearly as practicable to its original condition upon the completion of any construction. Lessor further agrees that should the exercise of these rights temporarily interfere with the use of any and all of the Premises by Lessee, the rental and other charges due hereunder shall be reduced in proportion to the interference with Lessee’s use of the Premises.

(b)          Reservations in Gross. The easements and rights herein reserved and excepted by Lessor, and the easements and rights herein granted by Lessee to Lessor, shall be deemed both in gross and also appurtenant to each and every portion of the real property of the Airport (save and except the Premises).

(c)          Other Federal Requirements. Lessee agrees that Lessee’s use of the Premises, including any initial construction, all future construction, and any maintenance, repair, or modification of the Premises, will comply with all applicable Federal Aviation Regulations or other applicable federal statutes, regulations, or rules affecting airports or aviation as may now be in force or that may be hereafter adopted by any federal agency or instrumentality. This Subsection will be construed broadly to ensure compliance with applicable federal requirements.

(d)          Based Aircraft Reporting. Lessee agrees to provide Lessor an accounting of Based Aircraft on an annual basis. The accounting shall include: Year, Make, and Model of the Aircraft; name and phone number of registered owner.

Section 3.2           City of Salinas Regulations.

(a)          Airport Rules and Land Use Plan Incorporated. The Salinas Municipal Airport Rules and Regulations (the “Rules”) and the Salinas Municipal Airport Land Use Plan (the “Land Use Plan”), as those documents may be amended or superseded from time to time, are incorporated into this Lease by this reference. Lessee will comply fully with the Rules, and Lessee’s use of the Premises will be consistent with the Land Use Plan. Lessee will obtain a use permit and any other permits as may be required by the City of Salinas for operation on the Premises. Lessor shall not be liable to Lessee for any adverse effect on Lessee’s operations or use of the Premises based upon any change in the Rules or the Land Use Plan.

(b)          City of Salinas Municipal Code. Lessee agrees to comply with applicable provisions of the City of Salinas Municipal Code (the “City Code”), including but not limited to Chapter 4 (Public Property) and Chapter 37 (Zoning). Lessor agrees that the Premises are compliant with such provisions as of the date of this Lease.

(c)          Other Applicable Laws, Rules, and Regulations. Lessee further agrees to comply with all other applicable laws, rules, and regulations, for the use of the Premises and all other portions of the Airport, including any rules and regulations established by the Salinas City Council, the Salinas Airport Commission, and the Salinas Airport Manager.

Section 3.3            Federal Requirements.

(a)          Subordination to Federal Agreements. This Lease is subordinate to the provisions and requirements of the Master Lease and any existing or future agreement between the Master Lessor and the United States of America, relative to the development, operation, or maintenance of the Airport.

(b)          Non-Exclusive Right. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of 49 U.S.C. sections 40103 (e) and 47107(a)(4).

(c)          Nondiscrimination.

(1)            The Lessee for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree that: no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities; that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; that the Lessee shall use the Premises in compliance with all other requirements imposed by or pursuant to 49 C.F.R. Part 21 - Nondiscrimination in Federally Assisted Programs of the Department of Transportation — Effectuation of Title VI of the Civil Rights Act of 1964; 49 CFR Part 23 -Participation of Disadvantaged Business Enterprise in Airport Concessions; 49 CFR Part 26 -Participation By Disadvantaged Business Enterprises In Department Of Transportation Financial Assistance Programs and as said Regulations may be amended.

(2)               The Lessee will furnish services on a reasonable and not unjustly discriminatory basis to all users, and charge reasonable and not unjustly discriminatory prices for each unit or service, provided that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

(3)               The Lessee assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This Provision obligates the Lessee or its transferee for the period during which Federal assistance is extended to the airport program, except where Federal assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, the Provision obligates the party or any transferee for the longer of the following periods: (a) the period during which the property is used by the sponsor or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the airport sponsor or any transferee retains ownership or possession of the property. In the case of contractors, this Provision binds the contractors from the bid solicitation period through the completion of the contract.

(d)          Height Restrictions. The Lessee by accepting this Sublease Agreement expressly agrees for itself, its successors and assigns that it will not erect nor permit the erection of any structure or building nor permit object of natural growth or other obstruction on the land leased hereunder above a height as determined by the application of the requirements of 14 C.F.R. Part 77. In the event the aforesaid covenants are breached, the owner reserves the right to enter upon the land hereunder and to remove the offending structure or object or cut the offending natural growth, all of which shall be at the expense of the Lessee.

(e)          FAA Form 7460-1, Notice of Construction or Alteration. The Lessee agrees to comply with the notification and review requirements of 14 C.F.R. Part 77 in the event future construction of a building is planned for the leased premises or in the event of any planned modification or alteration of any present or future building or structure situated on the leased premises. This requires the submission of FAA Form 7460-1, Notice of Construction or Alteration to the FAA.

(f)           Interference. The Lessee by accepting this Lease agrees for itself, its successors and assigns that it will not make use of the Leased premises in any manner which might interfere with the landing and taking off of aircraft or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the owner reserves the right to enter upon the premises hereby leased and cause the abatement of such interference at the expense of the Lessee.

(g)          Right of Flight. There is reserved to the Lessor and the Master Lessor, and their successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Leased Premises. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through said airspace or landing at, taking off from, or operating on the airport premises.

(h)          Development of Landing Area. The Master Lessor reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or views of the Lessee and/or Delta Mike Enterprises, and without interference or hindrance.

(i)           Security. The Lessee will conform to airport, Master Lessor and FAA safety and security rules and regulations regarding use of the airport operations area including runways, taxiways, aircraft aprons by vehicles, employees, customers, visitors, etc. in order to prevent security breaches and avoid aircraft incursions and vehicle / pedestrian deviations; will complete and pass airfield safe driving instruction program when offered or required by the airport; and will be subject to penalties as prescribed by the airport for violations of the airport safety and security requirements. In addition, Lessee will be obligated to provide adequate security and supervision so as to ensure that its licensees, invitees and guests only use and occupy the Premises that Lessee is leasing pursuant to the Lease, and that no such individuals shall leave the Premises and go to any other portion of the Master Premises. If necessary, Lessee shall be obligated to install fencing or other barriers to as to insure that its licensees, invitees, and guests solely remain on the Premises.

(j)           Facility Repairs. The Master Lessor reserves the right, but shall not be obligated to the Lessee, to maintain and keep in repair the landing area of the airport and all publicly owned facilities of the airport, together with the right to direct and control all activities of the (lessee, licensee, permittee, etc.) in this regard.

(k)          War or National Emergency. This Lease and all the provisions of it are subject to whatever right the United States of America has affecting the control, operation, regulation, and taking over of the Airport or the exclusive or non-exclusive use of the Airport by the United States of America during the time of war or national emergency.

(l)           No Liability of Lessor. Lessor shall not be liable to Lessee for any adverse effect on Lessee’s operations or use of the Premises based upon any change in federal rules, regulations or policies.

Article 4 OTHER COVENANTS

Section 4.1           Lessee’s Maintenance and Repair Obligations. Except as otherwise specifically provided in this Sublease Agreement, Lessee will be solely responsible for keeping the Premises clean and in good condition and repair, reasonable wear and tear excepted. Master Lessor shall, at its own cost and expense, be responsible to repair and maintain the structural components of the Premises. For the purpose of this Lease, structural components includes the foundation, exterior walls, roof(s), windows, and floor structures. Lessee shall, at its own cost and expense, be responsible to repair and maintain non-structural components of the Premises. For the purpose of this Lease, non-structural components includes but is not limited to heating, air-conditioning and ventilation systems exclusively serving the Premises, telephone and communication systems, plumbing and electrical systems exclusively serving the Premises, all appliances, lighting and light bulbs, flooring, ceilings, walls, doors, door locks, door frames, stairs, large hangar doors, and electric drive mechanisms for the hangar doors. Lessee shall not be responsible for the top rollers and guides and exterior paint for the large hanger doors. Lessee shall maintain the Premises in an aesthetically pleasing manner, including without limitation removing weeds and debris on the Premises, replacing components that are broken or worn, refreshing painted surfaces associated with the Premises, ensuring the Premises is pest free, and preventing the accumulation of stored materials outside. Lessee will also be responsible for all damage or destruction of the Premises caused by of Lessee or by Lessee’s employees, agents, licenses, contractors, assignees, sublessees, guests, or invitees.

(a)          Lessor’s Right to Cure; Additional Rents. If, in the opinion of the Lessor’s Airport Manager, the Premises are not being properly maintained, the Airport Manager shall, after giving written notice to Lessee and after a reasonable time to cure, cause such repair and maintenance to be made. The cost of such maintenance or repair will be added to the rent, and will be due immediately upon invoice.

Section 4.2            Signs.

Lessee may post such signs as necessary and usual in the conduct of its business in and upon the Premises. Location, size, shape, and copy of all signs will be in accordance with the City Code, and will be approved by Master Lessor’s Airport Manager, Community Development Department, and Permit Center prior to installation. Subject to all requirements of the City Code and other applicable laws, approval will not be withheld unreasonably.

Section 4.3            Liens and Claims.

(a)          Possessory Interest. Lessee acknowledges that this Lease may create a real property possessory interest subject to taxation. Without limiting Lessee’s obligation pursuant to this Lease to pay taxes, assessments, property related fees, and other charges and impositions associated with the Premises, payment of real property taxes levied on such possessory interest will be the sole responsibility of Lessee, with no right of offset of rent, charges, or other fees due under this Lease.

(b)          No Liens. Lessee will pay all taxes, assessments, property related fees, and other charges and impositions that Lessee is obligated to pay under this Lease before the same become delinquent. Furthermore, Lessee will not permit or suffer any liens or encumbrances to be imposed upon the Premises, the Airport, or any building or structure thereon as a result of nonpayment of any obligation of Lessee. Neither will Lessee permit or suffer any lien, claim, or demand to be imposed upon the Premises, the Airport, or any building or structure thereon, arising from any work of construction, repair, restoration, or maintenance at or on the Premises (except liens, claims, or demands suffered by or arising from the actions of Lessor).

(c)          Payment Bonds. To ensure the completion of works of improvement and to protect the Premises from liens, prior to the commencement of any work of construction, repair, restoration, or maintenance at or on the Premises, which exceeds Fifty Thousand and No/100 Dollars ($50,000.00) in cost, Lessee shall furnish to Master Lessor’s Airport Manager, at no cost to Lessor, payment bonds approved as to form by the Master Lessor’s City Attorney in the full amount of the total cost of the contract or contracts for the work.

(d)          Contesting Charges. Notwithstanding anything to the contrary in this Section, with prior notice to Lessor, Lessee may contest any tax, assessment, fee, charge, imposition, claim, or demand for payment that may become a lien on Lessor’s property if left unpaid, provided that nonpayment is permitted only during the pendency of any contest without the foreclosure of the lien or the imposition of any fine or penalty that could become a debt of Lessor. Lessee will prosecute any contest diligently, and will provide such security as may be requested by, and acceptable, to Lessor to hold Lessor, Master Lessor and both Lessor’s and Master Lessor’s property free from liability.

(e)          Payment by Lessor. If Lessee fails to pay any amount required by this Section to be paid by Lessee, Lessor will have the right, but not the duty, on five (5) days’ prior written notice to Lessee, to pay, discharge, or adjust such obligation for Lessee’s benefit. On written demand from Lessor, Lessee will, as additional rent, reimburse Lessor within ten (10) days for the full amount expended by Lessor, together with interest from the date of payment at the lesser of ten percent (10%) or the maximum amount allowed by law.

Section 4.4            Right to Assign or Transfer.

(a)           Limitation on Assignment, Subleasing, Encumbrance, or Transfer. Lessee will not sublease the Premises or otherwise encumber, assign or transfer this Lease, or any right or interest herein, to any of the buildings and improvements on the Premises, without the prior written consent of both the Lessor and Master Lessor, which shall not be unreasonably withheld, and no such assignment, sublease or transfer, whether voluntary or involuntary, by operation of law, under legal process or proceedings, or otherwise, shall be valid or effective without such prior written consent.

(1)            Lessee shall provide both Lessor and Master Lessor copy of written agreement between Lessee and Sublessee(s). The written agreement shall include the following provisions:

(A)           Each Sublessee shall secure and maintain a Salinas Municipal Airport Use Permit and insurance coverage in types and amounts, and subject to such conditions, as specified in the Permit.

(B)           Each Sublessee shall indemnify, hold harmless, and defend (with counsel reasonably acceptable to Lessor and Master Lessor) the Released and Indemnified Parties against any and all claims, actions, causes of action, liabilities, costs (including reasonable attorneys’ fees), expenses, liens, judgments, damages, or civil or administrative fines (collectively, “Claims”) caused by Sublessee’s use of the Premises, including, without limitation, Claims for property damage, personal injury, or wrongful death; provided, however, that Lessee’s indemnification obligation does not extend to Claims arising out of the Released and Indemnified Parties gross negligence or willful misconduct.

(b)          Based Aircraft Reporting. Sublessee shall provide Lessee an accounting of Based Aircraft on an annual basis. The accounting shall include: Year, Make, and Model of the Aircraft; name and phone number of registered owner.

(c)          Change in Control. If Lessee is a corporation, unincorporated association, partnership, or other business entity, the transfer, assignment, or hypothecation of any stock or interest in said entity, in the aggregate in excess of fifty percent (50%), transfer of the general partner or managing general partnership interest in a limited partnership, or transfer of the manager of a limited liability company, will be deemed an assignment within the meaning of this Lease. The following transfers are excepted from the provisions of this Subsection:

(1)            Transfer or assignment of stock or interest to a shareholder or member of Lessee or an entity controlled by, under common control with, or controlling Lessee, or pursuant to a merger or sale of all or substantially all of the assets of Lessee, or any acquisition of a majority of the stock or equity of Lessee.

(2)            Transfer or assignment of stock or interest to a spouse, child, or grandchild of a shareholder, member, or partner, or to a trust for the benefit of the same.

(3)            The transfer or sale of stock for financing purposes (such a public offering, merger with SPAC, or Series A financing).

(d)           Lessor’s Option to Terminate. Notwithstanding any other provision in this Lease regarding default or termination, should Lessee attempt to make or suffer to be made any such encumbrance, assignment, sublease, or transfer in violation of this Section, or should any right or interest of Lessee hereunder or in or to the Premises be transferred or sold by or under court order or legal process, or otherwise, then any of the foregoing events will be deemed a breach of this Lease and thereupon Lessor may, at its option, terminate this Lease immediately by written notice to Lessee, or exercise other rights provided by law or in this Lease to be exercisable by Lessor in the event of any default or breach under this Lease. Should both Lessor and Master Lessor consent to any such encumbrance, assignment, sublease, or transfer, such consent will not constitute a waiver of any of the restrictions of this Section, and the same will apply to each and every encumbrance, assignment, sublease, or transfer hereunder and shall be severally binding upon each and every encumbrancer, assignee, sublessee, transferee, and other successor in interest of Lessee.

(e)           Grounds for Withholding Consent. It is agreed and understood that either or both Lessor and/or Master Lessor may withhold their consent to any assignment, transfer, sublease, or encumbrance under the following circumstances:

(1)             If a proposed assignee or sublessee will not covenant in writing to keep, perform, and be bound by each and all the covenants and conditions of this Lease, andto assume any previously accrued obligations hereunder.

(2)             If Lessee is in default under this Lease at such time in any respect.

(3)            If construction, repair, or demolition of improvements on the Premises by Lessee is in progress, or if said construction, repair, or demolishment is incomplete.

(4)            Until a determination has been made by either Lessor or Master Lessor that the assignee, transferee, or other successor in interest of Lessee can pay rent and operate in accordance with the standards required by Lessor or Master Lessor.

(5)            Either Lessor or Master Lessor is not satisfied, in its sole and absolute discretion, that Lessee is willing and able to discharge any proposed encumbrance.

(6)            Any other reasonable basis as permitted by law.

(f)           Incorporation of Lease; Effect of Assignment. Any document that purports to assign, sublease, transfer, or encumber the Premises or any part thereof, will incorporate directly or by reference all provisions of this Lease unless otherwise amended in writing. Upon any assignment or transfer approved by Lessor and Master Lessor, Lessee will be relieved of any further obligations arising under this Lease after the effective date thereof.

Section 4.5            Encumbrances of Leasehold Interests.

(a)           Subject to Section 4.6, Lessee may encumber Lessee’s interest in the Premises to secure a loan from a federally insured institutional lender to construct the Tenant Improvements and any Additional Improvements, provided the unpaid balance of any such loan will not at any time exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) without the prior written consent of Master Lessor’s City Council. Such encumbrance will be subject, however, to the following covenants and conditions:

(1)            Any document evidencing the loan or any security given for it must be filed with Master Lessor’s City Clerk within ten (10) days after its execution.

(2)            Except as otherwise provided in this Section, any instrument securing the loan will be subordinate to this Lease and Lessor’s interests in the Premises, the Master Lease, the Airport, and all improvements thereon. In the event of any conflict between the provisions of this Lease and the provisions of such security instrument, the provisions of this Lease will control, and any person acquiring any interest in the Premises by foreclosure, trustee’s sale, or any similar remedy, will acquire that interest subject to Lessee’s obligations under this Lease.

(3)            If Lessee elects to terminate this Lease pursuant to Section 6.6 in the case of any casualty, Lessee will be obligated disburse the proceeds of any insurance first to repay any loan secured by Lessee’s interest in the Premises. The remaining proceeds, if any, will be paid to Lessor for such amounts, if any, due and owing to Lessor by Lessee under this Lease. Thereafter, any proceeds remaining may be disbursed to Lessee.

(b)          To the extent that a loan secured by Lessee’s interest in the Premises is reasonably necessary for Lessee to finance the Tenant Improvements and any Additional Improvements authorized by Lessor, and provided that Master Lessor has approved such encumbrance pursuant to Section 4 and this section, Lessor will not unreasonably withhold agreement to customary creditor protections, including by providing the lender notice and an opportunity to cure any breach of this Lease on Lessee’s behalf prior to exercising any remedy hereunderthat would threaten the lender’s security.

(c)          Regardless of whether Lessee obtains a loan for any improvements, Lessee shall be solely obligated for making any and all changes required by the Americans with Disabilities Act associated with any such improvements (whether as Tenant Improvements, Additional Improvements or otherwise), all at Lessee’s sole cost and expense.

Section 4.6           Right to Enter.

Lessor reserves the right by its officers, employees, agents, and contractors, to enter the Premises upon prior notice at reasonable times (except in cases of emergency), (i) for any reason otherwise authorized under this Lease, including as allowed in Section 3.1; (ii) to inspect the Premises and to ensure compliance with this Lease; (iii) in furtherance of any maintenance obligation of Lessor; (iv) to post notices, including notices of non-responsibility for improvements, alterations, or repairs if an when Lessor desires to do so; and (v) whenever reasonably necessary in the interest of public health or safety.

Section 4.7            Abandonment.

Lessee may not abandon, vacate, or surrender the Premises during the Original Term or any Extended Term, except as otherwise provided in this Lease. In the case of any unauthorized abandonment, Lessor may reenter and relet the Premises. Mere failure to operate the Premises will not constitute abandonment provided the Lessee continues to maintain the Premises and pay all rent and other obligations hereunder. Any belongings or other property left on the Premises following termination of this Lease or abandonment of the Premises will, at the option of Lessor, be deemed abandoned.

Section 4.8            Recording of Lease Forbidden.

Lessee will not record this Lease, or a memorandum or abstract of it, and will not cause or permit any other person to do the same on its behalf, without express written permission from Master Lessor’s Airport Manager.

Section 4.9            Licenses and Permits.

Lessee has obtained or will obtain at such time as may be necessary, each and every approval, license or permit as may be necessary to operate the Premises as contemplated hereunder.

Article 5 RISK MANAGEMENT

Section 5.1            Indemnification.

Lessee hereby agrees to indemnify, release, hold harmless, and defend (with counsel reasonably acceptable to Master Lessor) Lessor, ASI, and Master Lessor (and its elected and appointed officials) and their respective officers, employees, representatives, volunteers, and agents (hereinafter collectively the “Released and Indemnified Parties”) against any and all claims, actions, causes of action, suits, liabilities, costs (including reasonable attorneys’ fees), expenses, liens, judgments, damages, or civil or administrative fines (collectively, “Claims”) caused by or related to Lessee’s use of the Premises, including, without limitation, Claims for property damage, personal injury, or wrongful death; provided, however, that Lessee’s indemnification obligation does not extend to Claims arising out of the gross negligence or willful misconduct of the Released and Indemnified Parties.

Section 5.2            Insurance.

Lessee will provide insurance coverage in types and amounts, and subject to such conditions, as specified in Exhibit E.

Section 5.3            Reporting Damage.

Lessee will report any transaction or occurrence at or relating to the Premises for which Lessor may have significant exposure to liability. Such report will be made immediately by phone, and within one (1) business day in writing, to Lessor and Master Lessor’s Airport Manager or such other person as Lessor (or Master Lessor) may designate in writing. The written report will describe the incident in reasonable detail, including a description of the nature of the damages and the identity and contact information (if available) of any witnesses. The report will also identify any insurance policy that may be available to cover the damage.

Section 5.4            Disclaimer and Release; ADA Notice.

(a)          General Release.

(1)            Lessee agrees that this is a commercial lease negotiated in good faith and that it was provided a reasonable opportunity prior to entering into this Agreement to inspect the Premises and to conduct such due diligence as it, in its discretion, has deemed appropriate. LESSEE ACCEPTS THE PREMISES SUBJECT TO AND AS PROVIDED IN THIS LEASE IN ITS CURRENT “AS-IS” CONDITION, INCLUDING ALL FAULTS OR DEFECTS, ZONING CONDITIONS, OR HAZARDOUS CONDITIONS KNOWN OR UNKNOWN (IF ANY). Lessor and Master Lessor will not be liable to Lessee for, and Lessee hereby releases the Released and Indemnified Parties from any and all liability, whether in tort or in contract, for any injury, damage, or loss resulting from or attributable to the condition or status of the Premises. Lessee hereby waives and agrees not to commence any action, legal or administrative proceeding, cause of action, or suit in law or equity, of whatever kind or nature, directly or indirectly against the Released Parties in connection with the Premises, this Lease or Lessee’s use of the Premises pursuant to this Lease.

(2)             Lessee, on its own behalf and of any other party claiming by or through Lessee, expressly waives the provisions of Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Lessee’s Initials:	/s/AG

(3)               Lessee acknowledges that the release set forth above is an integral part of this Lease, and that neither Lessor nor Master Lessor would not have agreed to enter into this Lease without it. The release shall survive the expiration and termination of this Lease.

(4)            Notwithstanding anything to the contrary herein, this Subsection shall not be construed to hold Released and Indemnified Parties harmless for liability for the breach of this Lease or for intentional and active fraud, willful misconduct, or gross negligence.

(b)          Bailee Release. It is hereby agreed and understood that Lessor and Master Lessor in no way purport to be a bailee, and are therefore not responsible in any way for any damage to the property of Lessee or Lessee’s contractors, agents, employees, guests, or invitees.

(c)          CASp Notice. Pursuant to Civil Code Section 1938, Lessor is required to advise Lessee of the following:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

(d)          CASp Inspection. Lessee and Lessor mutually agree if either party obtains a CASp inspection, the cost of the CASp Inspection will be the responsibility of the Party who contracts the CASp inspector, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises will be shared or divided based on the context or reason of the violation. In general, the Lessee is responsible for all costs and expenses of complying with federal, state and local statues, regulations and guidelines imposing standards for accessibility applicable to the Premises with respect to the following:

(1)            Violations arising from Lessee’s or Sublessee’s tenancy, occupancy; business operations, or change in existing use;

(2)            Violations arising from Lessee’s or Sublessee’s improvements, maintenance, or modification to the Premises.

Lessee’s failure to comply with such laws shall be subject to Lessee’s obligations stated within this Lease, including, without limitation, in Section 5.1.

Lessor is responsible for all costs and expenses of complying with federal, state and local statues, regulations and guidelines imposing standards for accessibility applicable to the Premises with respect to the following:

(3)             Violations of access corridors up to but not including the Premise;

(4)            Violations within, about, on the Premises outside the responsibility of the Lessee.

(e)          Assumption of Risks and Waiver. Lessee assumes all risks associated with the use of the Airport and Premises for aviation purposes, including, without limitation, risks (including without limitation any psychological risks) associated with noise, vibration, currents and other effects of air, illumination, and fuel consumption. Lessee expressly waives any and all claims whatsoever against the Released and Indemnified Parties arising in any manner out of the normal operation of the Airport as an airport, and waives any nuisance claim Lessee may have against another lessee or licensee of Airport property so long as the lessee or licensee is in full compliance with all applicable laws, as well as with its lease or license. Lessees within the scope of the foregoing waiver are intended beneficiaries of the waiver.

Section 5.5            Hazardous Substances.

(a)          Notice of Releases. Pursuant to Health and Safety Code Section 25359.7, Lessee will notify both Lessor and Master Lessor in writing within a reasonable time after Lessee obtains knowledge of any material release of hazardous substances and of any hazardous substances that have come to be located beneath the Airport.

(b)          Removal of Hazards. Prior to the expiration of this Lease, Lessee will, at its sole expense, remove all items of personal property from the Premises, including but not limited to all flammable substances and hazardous materials and wastes (as defined by state and federal law) at the time of expiration of this Lease to the extent released or deposited by Lessee and to the extent the presence of which violates applicable Law. Lessee will have no liability or responsibility for removal of flammable substances or hazardous materials and wastes migrating to beneath the Leased Premises or existing prior to the Effective Date.

(c)          Availability of Records. Lessee shall make available for inspection to the Lessor and the Master Lessor, all records relating to the maintenance, release, mitigation, cleanup and disposal of any hazardous substances on the Premises.

(d)          Compliance with Applicable Laws. Lessee shall comply with all federal, state and local laws and regulations relating to hazardous materials and wastes it uses, stores, releases or discharges on the Premises during the term of this Lease, and shall timely comply with the orders of any governmental agencies relating thereto. Lessee will be responsible for meeting current storm water pollution prevention best management practices, as identified by Master Lessor in Master Lessor’s Storm Water Pollution Prevention Plan, as it may be amended from time to time. Such practices include, without limitation:

(1)            Providing a labeled and stocked spill kit on site;

(2)            Proper storage and labeling of hazardous substances or components of potentially hazardous substances;

(3)            Providing personnel with appropriate routine spill response training;

(4)            Keeping repair, construction, and maintained appropriately covered from wet weather;

(5)               Making appropriate use of drip pans, dry cleanup models, and spill and overflow protection; and

(6)               Removing pollutants offsite as necessary or appropriate.

Lessee understands and agrees that failure to comply with such best practices may result in Lessee no longer being included by Master Lessor in Master Lessor’s participation in the general permit of the California State Water Resources Control Board concerning storm water discharges.

(e)          Indemnification. Without limiting Lessee’s indemnification obligations in any manner under this Lease, Lessee agrees to hold harmless, release, indemnify, and defend the Released and Indemnified Parties for any liability to the extent caused by Lessee’s breach of this Section.

Section 5.6            Survival.

Lessee’s duties under this Article survive the termination of this Lease.

Article 6 DEFAULT AND TERMINATION

Section 6.1            Termination for Nonpayment of Rent or Other Charges.

Lessee’s failure to pay rent or any other charge due to Lessor under this Agreement within ten (10) days of the due date for such payment will constitute an Event of Default. Upon the occurrence of such Event of Default, Lessor will provide Lessee with written notice of the default. Unless the default is cured or waived within thirty (30) days of such notice, or unless the parties reach some other agreement in writing regarding payment of the amount due, the Lessor may take whatever action at law or in equity as may appear reasonably necessary to enforce performance or observance of any obligations, agreements, or covenants of the Lessee under this Lease, including without limitation, termination of this Lease. In the event of such default, the Lessor’s remedies shall be cumulative, and no remedy expressly provided for in this Lease, Article, or Section shall be deemed to exclude any other remedy allowed by law.

Section 6.2            Other Events of Default.

In the case of any Event of Default under this Lease other than as described in Section 6.1, Lessee will cure the default on thirty (30) days’ written notice from Lessor; provided that if a cure cannot reasonably be accomplished within such time, Lessee will commence a cure within thirty (30) days, and will diligently pursue a cure as quickly as reasonably possible. If the default is not timely cured, the Lessor may take whatever action at law or in equity as may appear reasonably necessary to enforce performance or observance of any obligations, agreements, or covenants of the Lessee under this Lease, including without limitation, termination of this Lease. In the event of such default, the Lessor’s remedies shall be cumulative, and no remedy expressly provided for in this Section shall be deemed to exclude any other remedy allowed by law.

Section 6.3            Future Expansion.

Lessor may, upon nine (9) months’ prior written notice, terminate this Lease in the event Master Lessor requires the Premises in connection with the future expansion or operation of the Airport. Lessor will abate any rent due from Lessee accordingly, and will pay Lessee the fair market value of the Tenant Improvements and any Additional Improvements constructed with Lessor’s permission, less the amount of the Tenant Improvements Allowance (if any).

Section 6.4            Force Majeure.

(a)           Termination by Lessor. Lessor may terminate this Lease, on such notice as is reasonable under the circumstances, due to an act of God, war, civil unrest, terrorism, the action of another government agency, or for otherwise for good cause not reasonably within Lessor’s control, that would prevent Lessee’s use of the Premises as contemplated under this Lease, and that gives rise to a need to regain possession of the Premises. Lessor will abate any rent due from Lessee accordingly, and will pay Lessee the fair market value of the Tenant Improvements and any Additional Improvements constructed with Lessor’s permission, less the amount of the Tenant Improvements Allowance (if any).

(b)          Termination by Lessee. If, due to an act of God, war, civil unrest, terrorism, the action of another government agency, or for otherwise for good cause not reasonably within Lessee’s control, Lessee can no longer use the Premises as contemplated under this Lease, Lessee may, upon three (3) months’ written notice, terminate this Lease. Lessor will abate Lessee’s rent during such period of notice, and will refund any prepaid rent for the period following termination, but will otherwise have no liability for any damages to Lessee.

Section 6.5            Insolvency.

Insolvency by Lessee will constitute an Event of Default under this Lease. Insolvency includes any circumstance in which Lessee has, (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors (provided that the filing of any involuntary petition in bankruptcy against Lessee will not constitute a breach of this lease unless and until there is an adjudication that Lessee is bankrupt); (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing it inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

Section 6.6            Casualty.

(a)           Lessor’s Right to Restore. If the Premises are totally or partially damaged or destroyed by fire, earthquake or other casualty, Lessor will have the right but not the obligation, to restore the Premises by repair or rebuilding. Lessor will provide Lessee a written notice within thirty (30) says following the date of such damage stating whether Lessor has elected to terminate this Lease or to repair the Premises. If Lessor fails to provide such timely notice, Lessee may, upon ten (10) days’ prior written notice, terminate this Lease. If Lessor provides such timely notice and elects to repair or rebuild, and thereafter is able to commence such restoration within ninety (90) days from the date of damage, and can demonstrate that the Premises can be restored within 180 days, this Lease shall remain in full force and effect. If Lessor is unable to restore the Leased Premises within this time, or if Lessor elects not to restore, then either party may terminate this Lease by giving the other written notice. Upon such election to terminate, the rent under this Lease will be due and payable only through the date of damage. If this Lease is not terminated, the rent due and payable under this Lease will be abated or reduced to the extent that the damage interferes with Lessee’s reasonable use of the Premises until such portion of the Premises is restored.

(b)           Lessee’s Right to Terminate. Notwithstanding the provisions of Subsection (a), if the Premises are so damaged as to materially and adversely affect Lessee’s ability to conduct its normal business operations, as reasonably determined by Lessee, Lessee will have the right at its option to terminate the Lease upon written notice to Lessor given within thirty (30) days following the date of such damage, and rent under this Lease will be due and payable only through the date that such notice is given.

(c)           No Obligation to Restore. If Lessor elects to repair and restore, Lessor will restore the Premises to substantially its condition to that prior to the occurrence or damage, provided that Lessor will not be obligated to repair or restore any alterations, additions, fixtures, equipment or improvements which have been installed by Lessee, whether or not Lessee has the right or obligation to remove the same or is required to leave the same on the Premises as of the expiration or earlier termination of this Lease, unless Lessee, in a manner satisfactory to Lessor, assures payment in full of all costs as may be incurred by Lessor in connection therewith. If there be any such alterations, fixtures, additions equipment or improvements installed by Lessee and Lessee does not assure or agree to assure payment of all cost of restoration or repair as aforesaid, Lessor will have the right to determine the manner in which the Premises will be restored so as to be substantially as the Premises existed prior to the damage occurring of this Lease, as if such alterations, additions, fixtures, equipment or improvements installed by Lessee had not then been made or installed.

(d)          No Liability for Loss or Interruption of Business. In no event will Lessor be responsible for any loss or interruption to Lessee’s business caused by damage or destruction to the Premises or during the repair or reconstruction thereof regardless of the cause of damage or destruction or the extent of insurance coverage. The parties agree that the rights and obligation of the parties in the event of damage or destruction of the Premises will be governed by this Lease.

Section 6.7            Eminent Domain.

This Lease will terminate automatically if the entire Premises are acquired by eminent domain or sale in lieu of eminent domain. All compensation for the Premises will be payable to Master Lessor, except that Lessee will have the right to make a claim to the public agency acquiring the property for compensation for its Tenant Improvements and Additional Improvements, relocation expenses, and business losses, as allowed by law. If only a portion of the Premises is acquired by eminent domain or sale in lieu of eminent domain, Lessee may terminate this Lease on thirty (30) days prior written notice; provided that termination will be effective only after Lessee pays any rent, taxes, assessments, property related fees, or other charges due and owing to the date of the termination. Any compensation which would otherwise be payable to Lessee may be paid directly to any encumbrancer of Lessee’s leasehold interest to the extent of such encumbrance.

Section 6.8            Remedies Cumulative.

Remedies provided under this Article for any Event of Default are cumulative with any other remedy that may be available to either party at law or in equity. For greater clarity, a termination resulting from future expansion (in compliance with Section 6.3), Force Majeure, casualty, or eminent domain will be deemed a no-fault termination, and not an Event of Default, and remedies therefor will be limited as provided in this Article.

Section 6.9            Lease Termination

At the expiration or early termination of this Lease, Lessee shall surrender the Premises to Lessor in the condition required by this Lease. Prior to surrender: (a) Lessee shall remove all Alterations and Tenant Improvements constructed by Lessee and designated by Lessor to be removed and shall restore the Premises and the Building to the condition existing immediately prior to the installation of such Alterations and Tenant Improvements; (b) Lessee shall remove all personal property and trade fixtures from the Premises and all of its signs from the Building; and (c) Lessee shall repair all damage caused by the installation or removal of any such Alterations, Tenant Improvements, personal property, signage or trade fixtures. Lessee shall deliver the Premises to Lessor in “clean and in good condition,” subject to reasonable wear and tear (consistent with Lessee’s repair and maintenance obligations under this Lease) and damage by casualty that is not required to be repaired by Lessee pursuant to this Lease. Clean and good condition, for the purposes of this Lease shall include the following: the floor to be mopped clean, windows cleaned inside and out, broken, cracked, or missing windows repaired or replaced; all light fixtures and bulbs in operating conditions; walls are clean and free of stains, holes or other markings on wall and floors as a result of business operations are repaired; all doors are in good mechanical operating condition, carpets are cleaned; fencing is in good condition; and water fixtures and valves are leak free and operable. Electrical outlets and breaker boxes shall have appropriate covers/lids. Lessee shall be responsible for ensuring the building is surrendered to the Lessor in a state of condition that does not present a safety hazard. Lessee has no obligation to remove or restore any improvements referenced on Exhibit D.

Article 7 MISCELLANEOUS PROVISIONS

Section 7.1            Notice.

Unless otherwise provided in this Lease, all notices required to be given under this Lease will be in writing and will be sent by (i) certified mail, postage prepaid, return receipt requested, (ii) express delivery or overnight courier service with a delivery receipt, (iii) personal delivery with a delivery receipt, or (iv) electronic mail with a copy delivered by one of the previous three methods, to the address of the parties shown as follows (or as either party may designate in writing):

If to Master Lessor:                          Airport Manager

Salinas Municipal Airport

30 Mortensen Avenue

Salinas, CA 93905

With a copy to:

City Attorney

City of Salinas

200 Lincoln Avenue

Salinas, CA 93901

If to Lessor:                                      Delta Mike Enterprises, LLC

David A. Teeters

820 Park Row #639

Salinas, CA 93901

If to Lessee:                                      Archer Aviation Inc.

Attn: Matt Deal

1880 Embarcadero Rd

Palo Alto, CA, 94303

Notice will be deemed given upon delivery if personally delivered or five (5) days following deposit in the mail, if so deposited. Other methods of notice, including electronic mail, may be used to give notice if consented to in writing by the parties.

Section 7.2            Venue and Applicable Law.

This Lease will be governed, construed, and interpreted according to the laws of the State of California, and in any legal proceeding necessary to interpret or enforce this Lease or any part of it, the parties agree to submit to the jurisdiction of, and venue in, the courts of the State of California in the County of Monterey.

Section 7.3            Time.

Time is of the essence with respect to all obligations of the parties under this Lease.

Section 7.4            Third Party Beneficiaries.

This Lease is not intended to create, nor will it be in any way interpreted to create, any third party beneficiary rights, except as expressly and unequivocally provided herein. For greater clarity, the Released and Indemnified Parties are intended beneficiaries of those provisions making reference to the same.

Section 7.5            Integration; Amendment.

This Lease contains the entire understanding of the parties relating to the subject matter hereof, and supersedes other prior and contemporaneous oral and written agreements, understandings, and representations between the parties. No amendment to this Lease will be binding unless agreed to in a writing executed by both parties.

Section 7.6            Waiver.

No waiver of any provision of this Lease will constitute a continuing waiver of that provision or a waiver of any other provision. No waiver will be binding unless executed in writing by the party making the waiver.

Section 7.7            Interpretation.

(a)          Neutral Interpretation. This Lease includes the contributions of both parties, each of which has had the opportunity to consult competent counsel, and the rule stated in Civil Code Section 1654 that an agreement be construed against its drafter will not apply to this this Lease.

(b)          Severability. If any term or provision of this Lease is held by a court of jurisdiction to be invalid or unenforceable, the remaining terms of the Lease will be valid and enforceable except to the extent that the original intent of the parties would be frustrated thereby.

(c)          Headings. Headings contained in this Lease are for ease of reference only, and will not alter the meaning of any provision hereof.

(d)          Gender and Number. In this Lease, the masculine includes the feminine and neuter, and vice versa, and the singular includes the plural, and vice versa, as the context admits or requires.

(e)           Parties’ Intent. Any rule of construction notwithstanding, this Lease will be construed in the manner that best effectuates its purposes, to the fullest extent permitted under law.

Section 7.8            Attorneys’ Fees and Costs.

Attorneys’ fees and costs will be available pursuant to Civil Code Section 1717 in any action between the parties arising out of this Lease. Attorney’s fees for in-house City Attorney staff, if awarded, shall be calculated at the market rate for civil litigation attorneys in the County of Monterey.

Section 7.9            Heirs, Successors, and Assigns.

This Lease, subject to the provisions as to assignment, transfer, and subleases, applies to bind the permitted representatives, heirs, executors, administrators, executors, and assigns of both parties.

Section 7.10        Conflicts of Interest.

To Lessee’s knowledge, no one affiliated with it having a prohibited conflict of interest pursuant to Government Code Section 1090 or the Political Reform Act (Government Code Section 87100, et seq.) has participated in the making of this Lease, and Lessee shall advise Lessor should it obtain knowledge of facts giving rise to such a conflict.

Section 7.11        Relationship Between the Parties.

The parties to this Lease are independent contractors and no agency, joint venture, partnership, employee, co-employer, or similar relationship exists between them; accordingly, no party has the authority to bind the other.

Section 7.12        Brokers.

Each party represents that it has not dealt with any broker, agent, or other intermediary who is or may be entitled to be paid a commission or finder’s fee in connection with this Lease.

Section 7.13        Multiple Originals.

This Lease may be executed in counterparts, each of which will be deemed an original.

Section 7.14        Signatures.

Each person executing this Lease represents and warrants that he or she is fully authorized to bind his or her respective party hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Lease effective as of the Effective Date.

DELTA MIKE ENTERPRISES, LLC, a California Limited Liability Company	ARCHER AVIATION INC.

		By:	/s/ Adam Goldstein
By:	/s/ David Teeters
		Name:	Adam Goldstein
Name:	David A. Teeters	Title:	Co-CEO
Title:	President	Date:	02/08/2021
Date:

CONSENT OF MASTER LESSOR

By signing below, the Master Lessor consents to the terms and conditions of this Sublease Agreement.

CITY OF SALINAS,

a California charter city and municipal corporation

By:	/s/ Brett J. Godown	Date:

Name:	Brett J. Godown, C.M., C.A.E.
Title:	Airport Manager

EXHIBIT A

Legal Description of the Premises

(Intentionally Left Blank)

EXHIBIT B

Depiction of the Premises

37 Mortensen Ave
Salinas Ca 93905
370sqft office are upstairs
Shared hall for access to office and hanger floor
hanger floor space
60'wide X 87' deep
shared ramp
60'X50'

B-1

EXHIBIT C

Permitted Uses of the Premises

1.	Maintenance, repair, overhaul, modification, light manufacturing and associated services related to aircraft, aircraft engines, and airframes; automatic flight systems; instruments, radio electronic equipment, propellers, and all other aircraft components.

2.	Specialized Aviation Service Operation (“SASO”) - a commercial aeronautical business that is authorized to offer a single or limited service according to established Minimum Standards. Examples of a SASO include, but are not limited to the following commercial aeronautical activities: flight training, aircraft maintenance, avionics maintenance and aircraft storage.

3.	Research and development of aircraft and aerospace vehicles and drones

4.	Storage and service of equipment directly related to business operations.

5.	Flight Training

6.	Storage of aircraft.

7.	Aircraft sales

C-1

EXHIBIT D

Description of the Lessee Improvements

•	In consideration for the Original Term and Renewal Term, Lessee agrees to a one-time payment to lessor on March 1, 2021 of forty-five thousand and 00/100 $45,00000. This payment of $45,000.00 will be used solely for the replacement and ADA compliance of exterior stairs on the southwest corner of the building, stairs inside on the west side of the building and an added door to the main hangar doors on the North East side of the building. These repairs are required for Lessees ingress and egress to leased areas. For consideration of these repairs lessor will discount first month’s rent by $3,000.00 and reimburse Lessee $45,000.00 in the form rental abatement of $1,596.52 per month for 23 months starting February 1, 2021.

Lessor will construct the foregoing improvements as soon as possible in a diligent, good and workmanlike manner and in compliance with all laws, regulations and codes.

Upon any termination of this Lease that is not due solely to Lessee’s default, Lessor shall pay to Lessee the total amount of the foregoing rent abatement payments (i.e., the $1,956.52 per month) that have not been applied as of the date of termination in payments of $1,596.52 per month until balance has been repaid.

In no event shall Lessee offer utilization of the premises prior to, and Lessee shall and hereby does indemnify, release, hold harmless, and agree to defend Released and Indemnified Parties.

Lessee shall have the right to terminate this lease with a 30-day notice if lessor cannot obtain permits for above work and or have work completed in a reasonable timeline or remedy this issue.

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EXHIBIT E

Insurance Requirements

A.       Coverage shall be at least as broad as:

1.       Commercial General Liability (“CGL”): Insurance Services Office (“ISO”) Form CG 00 01 covering CGL on an occurrence basis, including products and completed operations, property damage, bodily injury, and personal & advertising injury with limits no less than $1,000,000 per occurrence. If a general aggregate limit applies, either the general aggregate limit shall apply separately to this project/location (ISO CG 25 03 or 25 04) or the general aggregate limit shall be twice the required occurrence limit. Lessee shall maintain fire legal liability insurance on the leased property with extended coverage and debris-cleanup provisions in an amount not less than $1,000,000, and in any event that covers at least ninety percent (90%) of the actual cash value of all Improvements, Additional Improvements, and betterments in or on the Premises. Products and completed operations coverage is not required provided that Lessee does not engage in manufacturing or providing other services. Lessee is required to maintain employment practices coverage if it has or acquires any employees.

2.       Workers’ Compensation: Workers’ Compensation insurance, due to Lessee having employees, as required by the State of California, with Statutory Limits, and Employer’s Practices Liability Insurance with limits of no less than $1,000,000 per incident for bodily injury or disease.

3.       Personal Property: Property insurance against all risk of loss to any Lessee-owned or controlled property, including, without limitation, personal property at full replacement cost with no coinsurance penalty provision and naming City of Salinas as a loss payee for the Improvements, Additional Improvements, and betterments. Any fire legal liability coverage maintained shall also name Delta Mike Enterprises, LLC, a California limited liability company (“Lessor”), Airmotive Specialties, Inc., a California corporation (“ASI”), and the City of Salinas as additional insureds or as loss payees.

4.       Automobile Liability: Insurance for any Lessee-owned or hired automobiles, and non-owned automobiles, with $1,000,000 each occurrence for bodily injury and property damage. (This is required if Lessee is permitted to drive vehicles on any airport airside locations.)

5.       Hangar-Keepers Liability: This is required if Lessee has any aircraft of others in its care, custody, and/or control (such as storing a friend’s aircraft, managing training aircraft, managing a client’s aircraft, or etc.) in an amount of $1,000,000 for each aircraft for each occurrence.

B.       Other Insurance Provisions:

All the insurance policies in Section A above are to contain, or be endorsed to contain, the following provisions:

(1)       Additional Insured Endorsement — Except for the worker’s compensation policy, all such policies shall include (i) the City of Salinas, its elected and appointed officials, officers, employees, representatives, volunteers, and agents (hereinafter collectively the “City”), (ii) Lessor, and (iii) ASI, all as Additional Insureds via endorsement.

(2)       Waiver of Subrogation Endorsement - Lessee hereby grants to Master Lessor, Lessor, and ASI a waiver of subrogation which any insurer may acquire against Master Lessor, its Released and Indemnified Parties Lessor or ASI, from Lessee. Lessee agrees to obtain any endorsement that may be necessary to affect this waiver of subrogation but this provision applies regardless of whether or not the Master Lessor, Lessor, or ASI has received a waiver of subrogation endorsement from the insurer. The Workers’ Compensation policy shall be endorsed with a waiver of subrogation in favor of the Master Lessor, Lessor, and ASI for all work performed by the Lessee, its employees, agents, and subcontractors

(3)       Primary and Non-contributing Coverage - All required insurance policies and all renewals thereof shall be primary and non-contributing; the required insurance policy shall be primary over any other insurance, deductible, or self-insurance maintained by the City and non-contributory with respect to the City.

(4)       Cancellation - Required insurance policies shall not be cancelled or the coverage reduced until a thirty (30) day written notice of cancellation has been served upon the Master Lessor except ten (10) days shall be allowed for non-payment of premium.

(5)       Broader Coverage/Higher Limits - If the Lessee or Permit Holder maintains broader coverage and/or higher limits than the minimums shown above, the Lessee or Permit Holder requires and shall be entitled to the broader coverage and/or higher limits maintained by the Lessee or Permit Holder. Any available insurance proceeds in excess of the specified minimum limits of insurance and coverage shall be available to the Master Lessor primarily and Lessor secondarily.

(6)       Acceptability of Insurers - Insurance is to be placed with insurers authorized to conduct business in the state with a current A.M. Best rating of no less than A-: VII, unless otherwise acceptable to the Master Lessor.

(7)       Verification of Coverage — Lessee or Permit Holder shall furnish the Master Lessor, Lessor, and ASI with original Certificates of Insurance including an additional insured endorsement and all required amendatory endorsements (or copies of the applicable policy language effecting coverage required by this clause) and a copy of the Declarations and Endorsement Pages of the liability policies listing all policy endorsements to Master Lessor, Lessor, and ASI before work begins. However, failure to obtain the required documents prior to the work beginning shall not waive the Permit Holder’s obligation to provide them. The Master Lessor, Lessor, and ASI all reserve the right to require complete, copies of all required insurance policies, including endorsements, required by these specifications, at anytime.

(8)       Special Risk or Circumstances - Master Lessor reserves the right to modify these requirements, including limits, based on the nature of the risk, prior experience, insurer, coverage, or other special circumstances.

(9)       Self-Insured Retentions - Self-insured retentions must be declared to and approved by the Master Lessor. At the option of the Master Lessor, the Lessee shall provide coverage to reduce or eliminate such self-insured retentions as respects the Master Lessor, its officers, officials,employees, and volunteers; or the Lessee shall provide evidence satisfactory to the Master Lessor guaranteeing payment of losses and related investigations, claim administration, and defense expenses. The policy language shall provide, or be endorsed to provide, that the self-insured retention may be satisfied by either the named insured or Master Lessor of Salinas. All such insurance shall be by policy or included by endorsement, waiver of subrogation rights in favor of the Master Lessor. Lessee and Lessor hereby covenant and agree to the same, and each agrees to and shall be responsible hereunder.

(10)       Sublessees, Contractors, and Subcontractors — Lessor and Lessee shall require all sublessees, contractors, and subcontractors who perform work on the Premises to maintain general liability insurance in an amount of no less than $1 million combined single limit per occurrence which complies with all of the provisions in this Insurance section above, including providing an additional insured endorsement in favor of the Master Lessor, Lessor, and ASI, and Lessee shall provide Master Lessor, Lessor, and ASI with copies of such insurance certificates and endorsements at the initiation of any sublease between Lessee and a sublessee as well as upon request by the Master Lessor, Lessor, or ASI.

Furthermore, before commencing or allowing commencement of any work of improvement, Lessee shall ensure that all of its employees and/or all employees of any sublessees, contractors and subcontractors, are covered by workers’ compensation insurance with waivers of subrogation in place via policy or endorsement in favor of Master Lessor, Lessor and ASI.

EXHIBIT F

Rental Schedule

Year	Monthly Rent	Annual Rent
1	$5,382.90	$64,594.80
2	$5,557.84	$66,694.13
3	$5,738.47	$68,861.69
4	$5,924.97	$71,099.70

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